Exhibit 99.1

Arena Pharmaceuticals Reports Third Quarter 2016 Financial Results
and Provides Corporate Update

- Clinical Data from Phase 2 Development Programs Expected in 2017 -

San Diego, CA – (PRNewswire) – November 7, 2016 -- Arena Pharmaceuticals, Inc. (Nasdaq: ARNA), today reported financial results for the third quarter ended September 30, 2016, and provided a corporate update.

“This was a highly productive quarter for Arena. We continue to make significant progress focusing the company on our unpartnered clinical programs and building a high performing product development organization. We have expanded our clinical development and management team to facilitate better execution in a time and cost effective manner,” said Amit Munshi, Arena’s President and CEO.  “We are enthusiastic about our strategy to focus on our clinical stage programs, with a goal of developing first- or best-in-class assets with our three proprietary compounds which includes evaluating ways to expand their indications. In support of our programs, we have initiated efforts to communicate to the scientific community through an active outreach and publication strategy.”

Publications Update

•	Etrasimod (APD334)
o	Presented data on etrasimod’s S1P receptor profile at the United European Gastroenterology Week (UEGW) Meeting on October 18, 2016.
o	Received acceptance of four poster presentations at the upcoming Advances in Inflammatory Bowel Diseases 2016 (AIBD) conference, which will be held on December 8-10, 2016.
§	Preclinical Safety Assessment of Etrasimod (APD334), an Oral Sphingosine-1-Phosphate Receptor (S1P) Modulator with a Unique Profile
§	The Sphingosine-1-Phosphate Receptor (S1P) Modulator Etrasimod (APD334) Demonstrates Limited Effects on Heart Rate in Preclinical Testing
§	Safety, Pharmacokinetics and Pharmacodynamics of Etrasimod (APD334), an Oral Selective S1P Receptor Modulator, after Dose-Escalation, in Healthy Volunteers
§	Etrasimod (APD334), a Potent, Selective, Oral S1P Receptor Modulator with Autoimmune Disease-Modifying Activity Exhibiting Favorable PK/PD Properties in Healthy Volunteers

Collaborations Update

•	Eisai, Ltd. and Eisai Inc.
o	On October 3, 2016, Eisai announced the availability of once daily BELVIQ XR® in the US.

Corporate Update

•	Vincent Aurentz was appointed as Executive Vice President and Chief Business Officer, effective August 15, 2016

•

Beacon Discovery, a privately held drug discovery incubator, was formed as a means to unlock the value of Arena's historical research platform. Beacon focuses on identifying and advancing molecules targeting G-Protein Coupled Receptors, or GCPRs.

Third Quarter 2016 Financial Results

•	Revenues totaled $19.2 million, including $3.3 million in net product sales of BELVIQ and $11.0 million in milestone payments earned from Eisai for BELVIQ
•	Research and development expenses totaled $17.5 million
•	General and administrative expenses totaled $8.6 million
•	Restructuring charges totaled $0.2 million
•	Net loss attributable to stockholders of Arena was $12.4 million or $0.05 per share
•	At September 30, 2016, cash and cash equivalents totaled $101.6 million and approximately 243 million shares of Arena common stock were outstanding

Conference Call & Webcast Information

The Company will host a conference call and live webcast with the investment community today, Monday, November 7, 2016 at 4:30 p.m. ET to discuss the financial results and provide a corporate update.

When: November 7, 2016, 4:30 p.m. ET

Dial-in: (877) 643-7155 (United States) or (914) 495-8552 (International)

Conference ID: Arena Pharmaceuticals Third Quarter 2016 Conference Call

Please join the conference call at least 10 minutes early to register.

You can access the live webcast under the investor relations section of Arena’s website at:  www.arenapharm.com.  A replay of the conference call will be archived under the investor relations section of Arena’s website for 30 days shortly after the call.

About Arena Pharmaceuticals

We are a biopharmaceutical company focused on developing novel, small molecule drugs across a range of therapeutic areas.  We have three primary proprietary investigational clinical programs: etrasimod (APD334) in Phase 2 evaluation for ulcerative colitis, APD371 entering Phase 2 evaluation for the treatment of pain associated with Crohn's disease, and ralinepag (APD811) in Phase 2 evaluation for pulmonary arterial hypertension (PAH).  Additionally, we have collaborations with the following pharmaceutical companies: Eisai Co., Ltd. and Eisai Inc. (commercial stage), Axovant Sciences Ltd. (Phase 2 candidate), and Boehringer Ingelheim International GmbH (preclinical candidate).

Our US operations are located in San Diego, California. Our primary clinical operations are located in Zug, Switzerland, and our commercial manufacturing for BELVIQ is located in Zofingen, Switzerland.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the focus and goals of Arena’s organization; Arena's plans and strategy; and Arena's clinical programs. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena's expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: the risk that we may need additional funds to advance all of our programs, and you and others may not agree with the manner we allocate our resources; risks related to developing and commercializing drugs; cash and revenues generated from BELVIQ, including the impact of competition; the risk that Arena's revenues are based in part on estimates, judgment and accounting policies, and incorrect estimates or disagreement regarding estimates or accounting policies may result in changes to Arena's guidance or previously reported results; the timing and outcome of development and regulatory review is uncertain, and our drug candidates may not be approved for marketing; regulatory decisions in one territory may impact other regulatory decisions and Arena's business prospects; government and commercial reimbursement and pricing decisions; risks related to relying on collaborative arrangements; the timing and receipt of payments and fees, if any, from collaborators; the entry into or modification or termination of collaborative arrangements; unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Arena or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; data and other information related to any of Arena's research and development may not meet regulatory requirements or otherwise be sufficient for Arena or a collaborator to pursue further research and development, regulatory review or approval or continued marketing; Arena's and third parties' intellectual property rights; the timing, success and cost of Arena's research and development and related strategy and decisions; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; clinical trials and other studies may not proceed at the time or in the manner expected or at all; and satisfactory resolution of litigation or other disagreements with others. Additional factors that could cause actual results to differ materially from those stated or implied by Arena's forward-looking statements are disclosed in Arena's filings with the Securities and Exchange Commission. These forward-looking statements represent Arena's judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Contact:

Kevin R. Lind, Chief Financial Officer

klind@arenapharm.com

858.210.3636

(Tables Follow)

Arena Pharmaceuticals, Inc. Condensed Consolidated Statements of Operations (In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Revenues
Net product sales	$ 3,323	$ 4,884	$ 11,104	$ 15,787
Other Eisai collaboration revenue	12,954	2,065	18,155	7,414
Toll manufacturing	1,228	1,463	3,276	3,199
Other collaboration revenue	1,737	726	6,066	4,175
Total revenues	19,242	9,138	38,601	30,575

Operating Costs & Expenses
Cost of product sales	882	1,635	4,161	6,129
Cost of toll manufacturing	1,930	1,584	4,876	3,798
Research & development	17,466	22,072	54,514	68,241
General & administrative	8,590	9,028	23,979	26,311
Restructuring charges	231	0	6,346	0
Total operating costs & expenses	29,099	34,319	93,876	104,479

Interest & Other Income (Expense)
Interest income	54	37	247	105
Interest expense	(1,609)	(1,683)	(4,907)	(5,133)
Gain from valuation of derivative liabilities	0	852	0	474
Other	(1,067)	(443)	(1,275)	938
Total interest & other expense, net	(2,622)	(1,237)	(5,935)	(3,616)
Net loss	(12,479)	(26,418)	(61,210)	(77,520)
Less net loss attributable to noncontrolling interest in consolidated variable interest entity	122	0	122	0
Net loss attributable to stockholders of Arena	$ (12,357)	$ (26,418)	$ (61,088)	$ (77,520)

Net loss attributable to stockholders of Arena per share:
Basic	$ (0.05)	$ (0.11)	$ (0.25)	$ (0.32)
Diluted	$ (0.05)	$ (0.11)	$ (0.25)	$ (0.32)

Shares used in calculating net loss attributable to stockholders of Arena per share:
Basic	243,254	242,257	243,069	240,033
Diluted	243,254	242,257	243,069	240,033

Arena Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheet Data
(In thousands)

	September 30, 2016	December 31, 2015
	(unaudited)	[1]
Assets
Cash & cash equivalents	$ 101,629	$ 156,184
Accounts receivable	18,304	4,934
Inventory	10,166	9,502
Prepaid expenses & other current assets	4,768	4,218
Land, property & equipment, net	64,980	71,828
Intangibles & other non-current assets	10,401	10,126
Total assets	$ 210,248	$ 256,792

Liabilities & Equity
Accounts payable & accrued liabilities	$ 34,608	$ 25,493
Total deferred revenues	104,654	109,042
Total lease financing obligations & other long-term liabilities	66,909	68,715
Total equity	4,077	53,542
Total liabilities & equity	$ 210,248	$ 256,792

1 The Condensed Consolidated Balance Sheet Data has been derived from the audited financial statements as of that date.

###